UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A-1

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 27, 2004

SCANNER TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

000-08149	85-0169650
(Commission File Number)	(IRS Employer
Identification No.)

14505 21st Avenue North, Suite 220
Minneapolis, Minnesota 55447
(Address of Principal Executive Offices) (Zip Code)

(763) 476-8271
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Scanner Technologies Corporation hereby amends its Form 8-K dated December 27, 2004 to add Item 1.01.

Item 1.01 Entry into a Material Definitive Agreement.

        On December 27, 2004, the Board of Directors of Scanner Technologies Corporation adopted a director compensation policy, providing for the payment of an annual retainer of $6,000 to each director, which payment shall be made on or about January 1st of each year, beginning in 2005. Upon initial election, each outside director is to receive a five-year, immediately exercisable warrant to purchase 20,000 shares of Common Stock at the fair market value on the date of grant. After each year of service, each outside director will receive a similar warrant to purchase 5,000 shares of Common Stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment Principal Officers.

        On December 27, 2004, the Board of Directors of Scanner Technologies Corporation (the “Company”), acting pursuant to authority granted by the Company’s Bylaws, increased the size of the Board from two to four directors and elected Betsy Brenden Radtke and Michael A. Thorsland as additional directors. Ms. Radtke and Mr. Thorsland were appointed to serve on the Compensation Committee, Audit Committee and Governance/Nominating Committee.

        The newly elected directors were not named as directors pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which Ms. Radtke has or had a direct or an indirect material interest. In April 2003, Mr. Thorsland provided a personal guaranty in the amount of $200,000 to secure the Company’s bank line of credit through March 31, 2004. As consideration for the guaranty, the Company issued warrants to Mr. Thorsland. Mr. Thorsland received (i) a five-year warrant to purchase 50,000 shares of the Company’s Common Stock at $2.75 per share, (ii) a one-month warrant to purchase 50,000 shares of the Company’s Common Stock at $2.00 per share, which warrant was exercised by Mr. Thorsland in May 2003 and (iii) a two-year warrant to purchase 100,000 shares of the Company’s Common Stock at $2.00 per share, which warrant was exercised to the extent of 37,500 shares by Mr. Thorsland in August 2004. In addition, in August 2004, as an incentive to exercise warrants, the Company agreed to issue to those persons exercising a warrant a new three-year warrant to purchase shares equal to one-half of the shares acquired upon exercise. In connection with Mr. Thorsland’s acquisition of 37,500 shares upon exercise of a warrant, the Company issued to Mr. Thorsland a three-year warrant to purchase 18,750 shares of the Company’s Common Stock at $3.50 per share.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2005

SCANNER TECHNOLOGIES CORPORATION
By:	/s/ Elwin M. Beaty

Elwin M. Beaty President, Chief Executive Officer and Chief Financial Officer